                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                Date of Earliest Event Reported: October 1, 2002


                               USDATA Corporation
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                               000-25936                         75-2405152
--------------------------------          ------------------------             -------------------
(State or Other Jurisdiction of           (Commission File Number)              (I.R.S. Employer
 Incorporation or Organization)                                                Identification No.)


                2435 N. Central Expressway, Richardson, TX 75080
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)



       Registrant's Telephone Number, Including Area Code: (972) 680-9700

ITEM 2. Acquisition or Disposition of Assets.

         On October 1, 2002, USDATA Corporation, a Delaware corporation ("USDATA"), acquired all the issued and outstanding stock of Wizard Information Systems, Ltd ("Wizard"), pursuant to the terms of an Agreement for the Purchase of Wizard Information Systems Limited ("Acquisition Agreement"), dated October 1, 2002 ("Completion Date"), by and among USDATA and John Adrian Wise and David John Moody (each a "Seller" and together the "Sellers"). Wizard is a privately held company located in the United Kingdom and is one of USDATA's largest European distributors. Wizard is also an independent automation solutions provider founded in 1995 and has offices in the United Kingdom, France and the Netherlands.

         In connection with the acquisition, USDATA paid consideration of $140,000 in cash, 220,752 unregistered shares of USDATA common stock (the "Common Stock"), and 16,800 shares of USDATA Series B Preferred Stock (the "Series B Preferred Stock"), each of which is convertible into 3.28 shares of Common Stock. In addition, the Sellers are entitled to receive additional consideration in the aggregate; (i) a maximum of 257,544 shares of unregistered Common Stock and 19,600 shares of Series B Preferred Stock ("Performance Shares") contingent upon Wizard achieving a certain target gross revenue level by March 31, 2003, and (ii) a maximum of 257,544 shares of Common Stock and 19,600 shares of Series B Preferred Stock ("Retention Shares") contingent upon continued employment with Wizard for three years, under the terms and conditions of an Executive Service Agreement entered into by and among Wizard and the Sellers. The Performance Shares and Retention Shares, if earned, shall be granted in equal installments on each of the first three anniversaries of the Completion Date; and, to the extent not yet granted, shall be forfeited in the event that the Seller's employment with USDATA terminates as set forth in the Acquisition Agreement. USDATA funded the entire cash portion of the purchase price and transaction costs through working capital generated by operations.

         All property and equipment acquired by USDATA was previously used in Wizard's business and USDATA intends to continue to use such property and equipment for the same purposes.

         The description of the Acquisition Agreement and the transactions contemplated by it described above is not intended to be complete and is qualified in its entirety by the complete text of the Acquisition Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. A copy of the press release dated October 1, 2002 announcing the acquisition is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

         The acquisition described in ITEM 2 is not deemed a significant business combination as defined under Rule 3.05 of Regulation S-X, therefore no financial statements of business acquired or pro forma financial information is required to be filed.

         (a) Financial statements of business acquired: N/A

         (b) Pro forma financial information: N/A



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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 11, 2002



                                            USDATA CORPORATION


                                            By:  /s/  Robert A. Merry
                                               ---------------------------------
                                               Name:  Robert A. Merry
                                               Title: President and
                                                      Chief Executive Officer



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



                                  EXHIBIT INDEX


Exhibit No.                               Document
-----------                               --------
   2.1            Agreement for the Acquisition of Wizard Information Systems,
                  Limited, dated October 1, 2002 by and among USDATA Corporation and the Shareholders of Wizard Information Systems, Limited

   99.1           Press Release dated October 1, 2002



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